EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-108490 of Mesa Air Group, Inc. on Form S-3 of our report dated December 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s significant code-share agreements) appearing in the Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Phoenix, Arizona
February 6, 2004